Exhibit 10.1

FIFTH AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP, L.P.
Griffin Capital Essential Asset Operating Partnership, L.P. (the “Partnership”) was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware on August 29, 2008. This Fifth Amended and Restated Limited Partnership Agreement (“Agreement”) is entered into effective as of April 30, 2019 among Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (the “General Partner”) and the Additional Limited Partners set forth on Exhibit A hereto, and such additional Limited Partners party hereto from time to time. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Article 1.
WHEREAS, Griffin Capital Essential Asset REIT, Inc. (the “Original General Partner”) and Griffin Capital Essential Asset Advisor, LLC, as the “Original Class A Limited Partner,” entered into an Agreement of Limited Partnership of The GC Net Lease REIT Operating Partnership, L.P. dated as of August 29, 2008, pursuant to which the Partnership was formed (the “Original Agreement”);
WHEREAS, the Original General Partner and the Limited Partners entered into a First Amended and Restated Limited Partnership Agreement of The GC Net Lease REIT Operating Partnership, L.P. dated as of June 18, 2009 (the “First Amended and Restated Agreement”) to amend and restate the Original Agreement;
WHEREAS, on February 25, 2013, the Partnership filed a Certificate of Amendment to Certificate of Limited Partnership of the Partnership changing the name from The GC Net Lease REIT Operating Partnership, L.P. to Griffin Capital Essential Asset Operating Partnership, L.P.;
WHEREAS, the Original General Partner and the Limited Partners entered into a Second Amended and Restated Limited Partnership Agreement of Griffin Capital Essential Asset Operating Partnership, L.P. dated as of November 5, 2013 (the “Second Amended and Restated Agreement”) to amend and restate the First Amended and Restated Agreement to, among other things, designate and reclassify the existing Partnership Units into Class A Common Units and Class B Common Units and reflect the designation of the “Preferred Units;”
WHEREAS, simultaneous with the entry into the Second Amended and Restated Agreement, the Original General Partner entered into Amendment No. 1 to the Second Amended and Restated Agreement to establish a new series of “Preferred Units” of Limited Partnership Interest and subsequently issued a certain number of such Preferred Units, which Preferred Units were fully redeemed effective November 5, 2015;
WHEREAS, the Original General Partner and the Limited Partners entered into a Third Amended and Restated Limited Partnership Agreement of Griffin Capital Essential Asset Operating Partnership, L.P. dated as of October 15, 2014 (the “Third Amended and Restated Agreement”) to amend and restate the Second Amended and Restated Agreement to, among other things, incorporate various incentive distributions payable to the Original Class A Limited Partner and to make other conforming amendments;
WHEREAS, on August 8, 2018, the Original General Partner issued 5,000,000 shares of Series A Cumulative Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) in a private offering;

Exhibit 10.1

WHEREAS, on December 14, 2018, pursuant to that certain Contribution Agreement by and among the Partnership, the Original General Partner, Griffin Capital Company, LLC (“GCC”), and Griffin Capital, LLC (“GC LLC”) (the “Contribution Agreement”), GCC and GC LLC contributed certain assets to the Partnership, including all of GC LLC’s right, title and interest in all of the membership interests in Griffin Capital Real Estate Company, LLC;
WHEREAS, on December 14, 2018, in connection with the transactions contemplated by the Contribution Agreement, the Original Class A Limited Partner and the Original General Partner entered into that certain Redemption of Limited Partner Interest Agreement, whereby the Partnership redeemed all of the partnership interests held by the Original Class A Limited Partner in the Partnership;
WHEREAS, also on December 14, 2018 and in connection with the transactions contemplated by the Contribution Agreement, the Original General Partner and the Limited Partners entered into a Fourth Amended and Restated Limited Partnership Agreement of Griffin Capital Essential Asset Operating Partnership, L.P. dated as of December 14, 2018 (the “Fourth Amended and Restated Agreement”) to amend and restate the Third Amended and Restated Agreement to, among other things, reflect (i) the authorization of Series A Preferred Units in connection with the issuance of the Series A Preferred Stock, and to set forth the rights, powers, privileges, restrictions, qualifications, and limitations of such Series A Preferred Units, as specified in Exhibit C thereto, and (ii) the redemption of the Original Class A Limited Partner’s interest and to make other conforming amendments;
WHEREAS, pursuant to that certain Agreement and Plan of Merger by and among the General Partner, Griffin Capital Essential Asset Operating Partnership II, L.P. (“GCEAR II OP”), Globe Merger Sub, LLC, a subsidiary of the General Partner (“Merger Sub”), the Original General Partner, and the Partnership, on April 30, 2019, the Original General Partner merged with Merger Sub (the “REIT Merger”), with Merger Sub continuing as the surviving entity, and the Partnership merged with GCEAR II OP (the “Partnership Merger,” and collectively with the REIT Merger, the “Mergers”), with the Partnership continuing as the surviving entity and succeeding to the rights and obligations of GCEAR II OP;
WHEREAS, following completion of the Mergers, on April 30, 2019, Merger Sub merged with and into the General Partner, with the General Partner continuing as the surviving entity and the General Partner of the Partnership by operation of law;
WHEREAS, the General Partner now desires to amend and restate the Fourth Amended and Restated Agreement to reflect, among other things, the General Partner as the general partner of the Partnership, the exchange of classes of units of limited partnership interest pursuant to the Partnership Merger, the authorization of additional classes of units of limited partnership interest of GCEAR II OP that were outstanding prior to the Mergers and were issued in connection with the Mergers, and to make other updates to reflect the effects of the Mergers;
NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Fourth Amended and Restated Agreement in its entirety and continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, as follows:
ARTICLE 1
DEFINED TERMS
The following defined terms used in this Agreement shall have the meanings specified below:

Exhibit 10.1

Act means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.
Additional Funds has the meaning set forth in Section 4.4.
Additional Limited Partner means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.1 hereof and who is shown as a Limited Partner on the Partnership Registry.
Additional Securities means any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.5 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.3(a)(iii).
Adjusted Capital Account means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.701-4(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
Administrative Expenses means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner or its Affiliates, including any salaries or other payments to directors, officers or employees of the General Partner or its Affiliates, and any accounting and legal expenses of the General Partner or its Affiliates, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner or such Affiliates, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner or its Affiliates that are attributable to Properties or partnership interests in a Subsidiary Partnership (other than this Partnership) that are owned by the General Partner directly.
Affiliate or Affiliated means, as to any other Person, any of the following:
(a)    any Person directly or indirectly owning, controlling or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person;
(b)    any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person;
(c)    any Person directly or indirectly controlling, controlled by or under common control with such other Person;
(d)    any executive officer, director, trustee or general partner of such other Person; and
(e)    any legal entity for which such Person acts as an executive officer, director, trustee or general partner.
Agreed Value means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The names and addresses of the General Partner and the Additional Limited Partners, the number of Partnership Units issued to each of them, and their respective Capital Contributions as of the date of contribution is set forth on Exhibit A.

Exhibit 10.1

Agreement means this Fifth Amended and Restated Limited Partnership Agreement, as amended, modified, supplemented or restated from time to time, as the context requires.
Articles of Incorporation means the First Articles of Amendment and Restatement of the General Partner filed with the Maryland State Department of Assessments and Taxation, as amended, supplemented or restated from time to time.
Capital Account has the meaning provided in Section 4.5 hereof.
Capital Contribution means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset (other than cash) contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.
Cash Amount means an amount of cash equal to the product of the Value of one REIT Share and the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Exchange.
Certificate means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.2 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.
Class means a class of REIT Shares or Partnership Units, as the context may require.
Class A REIT Shares means the REIT Shares designated as Class A common stock in the Articles of Incorporation.
Class A Unit means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class A Unit as provided in this Agreement.
Class AA REIT Shares means the REIT Shares designated as Class AA common stock in the Articles of Incorporation.
Class AA Unit means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class AA Unit as provided in this Agreement.
Class AAA REIT Shares means the REIT Shares designated as Class AAA common stock in the Articles of Incorporation.
Class AAA Unit means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class AAA Unit as provided in this Agreement.
Class D REIT Shares means the REIT Shares designated as Class D common stock in the Articles of Incorporation.
Class D Unit means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class D Unit as provided in this Agreement.

Exhibit 10.1

Class E REIT Shares means the REIT Shares designated as Class E common stock in the Articles of Incorporation.
Class E Unit means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class E Unit as provided in this Agreement.
Class I REIT Shares means the REIT Shares designated as Class I common stock in the Articles of Incorporation.
Class I Unit means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class I Unit as provided in this Agreement.
Class S REIT Shares means the REIT Shares designated as Class S common stock in the Articles of Incorporation.
Class S Unit means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class S Unit as provided in this Agreement.
Class T REIT Shares means the REIT Shares designated as Class T common stock in the Articles of Incorporation.
Class T Unit means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class T Unit as provided in this Agreement.
Code means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.
Common Stockholders means holders of REIT Shares.
Common Unit means a Partnership Unit that is not a Preferred Unit.
Distributions means any dividends or other distributions of money or other property paid by the General Partner to the holders of its REIT Shares or preferred stock, including dividends that may constitute a return of capital for federal income tax purposes.
Event of Bankruptcy as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.
Exchange Right has the meaning provided in Section 8.5(a) hereof.
Exchanging Partner has the meaning provided in Section 8.5(a) hereof.

Exhibit 10.1

General Partner means Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.
General Partnership Interest means a Partnership Interest held by the General Partner that is a general partnership interest. The number of Class E Units held by the General Partner equal to one percent (1%) of all outstanding Common Units from time to time is hereby designated as the General Partnership Interest.
Indemnitee means (i) the General Partner or a director, officer or employee of the General Partner or Partnership, (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.
Independent Director means a director of the General Partner who is not an officer or employee of the General Partner and meets the requirements for independence as defined by the General Partner’s Articles of Incorporation.
Joint Venture or Joint Ventures means those joint venture or general partnership arrangements in which the General Partner or the Partnership is a co-venturer or general partner which are established to acquire Properties.
Limited Partner means any Person named as a Limited Partner on Exhibit A attached hereto, and any Person who becomes a Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership. A Limited Partner may hold Common Units, Preferred Units, or both.
Limited Partnership Interest means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.
Liquidation Preference means, with respect to any Preferred Unit as of any date of determination, the amount (including distributions accumulated, due, or payable through the date of determination) payable with respect to such Preferred Unit (as established by the instrument designating such Preferred Unit) upon the voluntary or involuntary dissolution or winding up of the Partnership as a preference over distributions to Partnership Units ranking junior to such Preferred Unit.
Listing means the approval of the REIT Shares, issued by the General Partner pursuant to an effective registration statement, on a National Securities Exchange. Upon Listing, the shares shall be deemed Listed.
Loss has the meaning provided in Section 5.1(f) hereof.
National Securities Exchange means any securities exchange registered with the SEC pursuant to Section 6 of the Securities Exchange Act of 1934, as amended.
Net Asset Value means (i) for any Partnership Units, the net asset value of such Partnership Units, determined as of the end of business each day as described in the Prospectus and (ii) for any REIT Shares, the net asset value of such REIT Shares, determined as of the end of business each day as described in the Prospectus.
Net Asset Value Per REIT Share means, for each Class of REIT Shares, the net asset value per share of such Class of REIT Shares, determined as of each business day as described in the Prospectus.

Exhibit 10.1

Net Asset Value Per Unit means, for each Class of Partnership Unit, the Net Asset Value Per REIT Share applicable to the corresponding Class of REIT Shares as of a given time.
Notice of Exchange means the Notice of Exercise of Exchange Right substantially in the form attached as Exhibit B hereto.
Offer has the meaning set forth in Section 7.1(b)(ii) hereof.
Offering means an offering of Stock that is either (a) registered with the SEC, or (b) exempt from such registration, excluding Stock offered under any employee benefit plan.
Opt-out Election has the meaning set forth in Section 11.5(c) hereof.
Partner means any General Partner or Limited Partner.
Partner Nonrecourse Debt Minimum Gain has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).
Partnership means Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership.
Partnership Interest means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.
Partnership Minimum Gain has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).
Partnership Record Date means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by the General Partner for a Distribution to the Stockholders of some or all of its portion of such distribution.
Partnership Representative has the meaning set forth in Section 11.5(a) hereof.
Partnership Unit means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder, including Class A Units, Class AA Units, Class AAA Units, Class D Units, Class E Units, Class I Units, Class S Units, and Class T Units. Without limitation on the authority of the General Partner as set forth in Section 4.3 hereof, the General Partner may designate any Partnership Units, when issued, as Common Units or Preferred Units, may establish any other class of Partnership Units, and may designate one or more series of any class of Partnership Units. The allocation of Partnership Units among the Partners shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.
Partnership Year means the fiscal year of the Partnership, which shall be the calendar year.

Exhibit 10.1

Percentage Interest means, as to a Partner, with respect to any class or series of Partnership Units held by such Partner, its interest in such class or series of Partnership Units as determined by dividing the number of Partnership Units in such class or series owned by such Partner by the total number of Partnership Units in such class or series then outstanding. For purposes of determining the rights and relationships among the various classes and series of Partnership Units, Preferred Units shall not be considered to have any share of the aggregate Percentage Interest in the Partnership unless, and only to the extent, provided otherwise in the instrument creating such class or series of Preferred Units.
Person means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.
Preferred Unit means any Partnership Unit issued from time to time pursuant to Section 4.3 hereof that is specifically designated by the General Partner at the time of its issuance as a Preferred Unit. Each class or series of Preferred Units shall have such designations, preferences, and relative, participating, optional, or other special rights, powers, and duties, including rights, powers and duties senior to the Common Units, all as determined by the General Partner, subject to compliance with the requirements of Section 4.3 hereof.
Profit has the meaning provided in Section 5.1(f) hereof.
Property or Properties means the real properties or real estate investments which are acquired by the General Partner either directly or through the Partnership, Joint Ventures, partnerships or other entities.
Prospectus means the prospectus included in the most recent effective registration statement filed by the General Partner with the SEC with respect to the applicable Offering, as such prospectus may be amended or supplemented from time to time.
Push-out Election has the meaning set forth in Section 11.5(c) hereof.
Regulations means the federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.
Regulatory Allocations has the meaning set forth in Section 5.1(g) hereof.
REIT means a real estate investment trust under Sections 856 through 860 of the Code.
REIT Expenses means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the General Partner, (ii) costs and expenses relating to any Offering and registration of securities or exemption from registration by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and sales commissions applicable to any such Offering of securities, any stockholder servicing fees and distribution fees, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the SEC, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated

Exhibit 10.1

by any regulatory body, including the SEC and any National Securities Exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuance or redemption of Partnership Interests, and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.
REIT Share means a share of common stock, par value $0.001 per share, in the General Partner (or successor entity, as the case may be), including Class A REIT Shares, Class AA REIT Shares, Class AAA REIT Shares, Class D REIT Shares, Class E REIT Shares, Class I REIT Shares, Class S REIT Shares, and Class T REIT Shares, the terms and conditions of which are set forth in the Articles of Incorporation.
REIT Shares Amount means a number of REIT Shares having the same Class designation as the Class of Partnership Units offered for exchange by an Exchanging Partner equal to such number of Partnership Units; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Exchange Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.
SEC means the Securities and Exchange Commission.
Securities Act means the Securities Act of 1933, as amended.
Service means the Internal Revenue Service.
Specified Exchange Date means the first business day of the month that is at least 60 business days after the receipt by the General Partner of the Notice of Exchange.
Stock means shares of stock of the General Partner of any class or series, including REIT Shares, preferred stock or shares-in-trust.
Stockholders means the registered holders of the General Partner’s Stock.
Subsidiary means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
Subsidiary Partnership means any partnership of which the partnership interests therein are owned by the General Partner or a direct or indirect Subsidiary of the General Partner.
Substitute Limited Partner means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3 hereof.
Successor Entity has the meaning set forth in Section 4.3(a)(ii) herein.
Surviving General Partner has the meaning set forth in Section 7.1(c) hereof.
Transaction has the meaning set forth in Section 7.1(b) hereof.

Exhibit 10.1

Transfer has the meaning set forth in Section 9.2(a) hereof.
Value means, with respect to any Class of REIT Shares, the average of the daily market price of such REIT Share for the ten (10) consecutive trading days immediately preceding the date of such valuation. The market price for each such trading day shall be: (i) if the REIT Shares are Listed, the sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day; (ii) if the REIT Shares are not Listed, the Net Asset Value Per REIT Share for the REIT Shares of that Class; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.
ARTICLE 2
PARTNERSHIP FORMATION AND IDENTIFICATION
2.1Formation. The Partnership was formed as a limited partnership pursuant to the Act for the purposes and upon the terms and conditions set forth in this Agreement.
2.2Name, Office and Registered Agent. The name of the Partnership is Griffin Capital Essential Asset Operating Partnership, L.P. The specified office and place of business of the Partnership shall be Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245 (telephone number (310) 606-5900; facsimile number (310) 606-5910). The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.
2.3Partners.
(a)The General Partner of the Partnership is Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation. Its principal place of business is the same as that of the Partnership.
(b)The Limited Partners are those Persons identified as Limited Partners on Exhibit A hereto, as amended from time to time.
2.4Term and Dissolution.
(a)The Partnership shall have perpetual duration, except that the Partnership shall be dissolved upon the first to occur of any of the following events:
(i)The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership

Exhibit 10.1

if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;
(ii)The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full);
(iii)The exchange of all Limited Partnership Interests (other than any of such interests held by the General Partner or Affiliates of the General Partner) for REIT Shares or the securities of any other entity; or
(iv)The election by the General Partner that the Partnership should be dissolved.
(b)Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.6 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.
2.5Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.
2.6Certificates Describing Partnership Units. At the request of a Limited Partner, the General Partner, at its option, may issue a certificate summarizing the terms of such Limited Partner’s interest in the Partnership, including the number and Class of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:
THIS CERTIFICATE IS NOT NEGOTIABLE. THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP, L.P., AS AMENDED FROM TIME TO TIME.
ARTICLE 3
BUSINESS OF THE PARTNERSHIP

Exhibit 10.1

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner’s current status as a REIT and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Articles of Incorporation. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.
ARTICLE 4
CAPITAL CONTRIBUTIONS AND ACCOUNTS
4.1Capital Contributions. The General Partner and the Limited Partners have made Capital Contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on Exhibit A, as amended from time to time.
4.2Classes of Partnership Units. The General Partner is hereby authorized to cause the Partnership to issue Partnership Units designated as Class A Units, Class AA Units, Class AAA Units, Class D Units, Class E Units, Class I Units, Class S Units, and Class T Units. Each such Class shall have the rights and obligations attributed to that Class under this Agreement.
4.3Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.3 or in Section 4.4, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.3.
(a)Issuances of Additional Partnership Interests.
(i)General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner, including but not limited to, Partnership Units issued in connection with the issuance of REIT Shares or of other interests in the General Partner. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to any Common Units, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation: (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii)

Exhibit 10.1

the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:
(1)    (A) the additional Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the Partnership in accordance with this Section 4.3 and (B) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of stock of or other interests in the General Partner;
(2)    the additional Partnership Interests are issued in exchange for property owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or
(3)    additional Partnership Interests are issued to all Partners holding Partnership Units in proportion to their respective Percentage Interests.
In addition, the General Partner may acquire Partnership Interests from other Partners pursuant to this Agreement. In the event that the Partnership issues Partnership Interests pursuant to this Section 4.3(a), the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) as it deems necessary to reflect the issuance of such additional Partnership Interests and any special rights, powers, and duties associated therewith.
Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.
(ii)Adjustment Events. In the event the General Partner (i) declares or pays a dividend on any Class of its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of any Class of its outstanding REIT Shares in REIT Shares, (ii) subdivides any Class of its outstanding REIT Shares, or (iii) combines any Class of its outstanding REIT Shares into a smaller number of REIT Shares with respect to any Class of REIT Shares, then a corresponding adjustment to the number of outstanding Partnership Units of the applicable Class necessary to maintain the proportionate relationship between the number of outstanding Partnership Units of such Class to the number of outstanding REIT Shares of such Class shall automatically be made. Additionally, in the event that any other entity shall become General Partner pursuant to any merger, consolidation, or combination of the General Partner with or into another entity (the “Successor Entity”), the number of outstanding Partnership Units of each Class shall be adjusted by multiplying such number by the number of shares of the Successor Entity into which one REIT Share of such Class is converted pursuant to such merger, consolidation, or combination, determined as of the date of such merger, consolidation, or combination. Any adjustment to the number of outstanding Partnership Units of any Class shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Exchange after the record date, but prior to the effective date of such dividend, distribution, subdivision, or combination, or such merger, consolidation, or combination, the number of outstanding Partnership Units of any Class shall be determined as if the General Partner had received the Notice of Exchange immediately prior to the record date for such dividend, distribution, subdivision, or combination

Exhibit 10.1

or such merger, consolidation, or combination. If the General Partner takes any other action affecting the REIT Shares other than actions specifically described above and, in the opinion of the General Partner such action would require an adjustment to the number of Partnership Units to maintain the proportionate relationship between the number of outstanding Partnership Units to the number of outstanding REIT Shares, the General Partner shall have the right to make such adjustment to the number of Partnership Units, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances.
(iii)Upon Issuance of Additional Securities. The General Partner shall not issue any Additional Securities other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner, as the General Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner contributes the net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General Partner, to the Partnership; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors (as defined in the Articles of Incorporation), in which instance the General Partner is allowed to use net proceeds from the issuance and sale of such Additional Securities to redeem REIT Shares pursuant to a share redemption program. Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and (y) the General Partner contributes all proceeds from such issuance to the Partnership. For example, and without limiting the foregoing, in the event the General Partner issues REIT Shares of any Class for a cash purchase price and contributes all of the net proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Partnership Units having the same Class designation as the issued REIT Shares equal to such number of such REIT Shares issued by the General Partner, the net proceeds of which were so contributed.
(b)Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the General Partner shall make Capital Contributions to the Partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.5 hereof and in connection with the required issuance of additional Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.3(a) hereof. In connection with any and all issuances of REIT Shares pursuant to the General Partner’s distribution

Exhibit 10.1

reinvestment plan, the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the distributions that have been reinvested in respect of the REIT Shares issued by the General Partner in return for an equal number of Partnership Units having the same Class designation as the issued REIT Shares.
4.4Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.
4.5Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g) or (iv) a Partnership Interest (other than a de minimis interest) is granted as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity in anticipation of being a Partner, the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.
4.6Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.6, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership’s property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part of the year shall be based on the adjusted Percentage Interests.
4.7No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.

Exhibit 10.1

4.8Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.
4.9No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership and upon a liquidation within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), if any Partner has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any Capital Contribution to reduce or eliminate the negative balance of such Partner’s Capital Account.
ARTICLE 5
PROFITS AND LOSSES; DISTRIBUTIONS
5.1Allocation of Profit and Loss.
(a)General. After giving effect to the special allocations set forth in Sections 5.1(b) and 5.1(c) and the priority allocation with respect to the Preferred Units in Section 5.1(d) below, the Partnership’s Profits and Losses shall be allocated among the Partners in each taxable year (or portion thereof) as provided below.
(i)Profits. Profits shall be allocated:
(A)    first, to Partners holding Preferred Units (and if there are Preferred Units with different priorities in preference in distribution, then in the order of their preference in distribution) to the extent that Losses previously allocated to such Partners pursuant to Section 5.1(a)(ii)(B) below exceed Profits previously allocated to such Partners pursuant to this Section 5.1(a)(i)(A);
(B)    second, to the General Partner to the extent that Losses previously allocated to the General Partner pursuant to Section 5.1(a)(ii)(C) below exceed Profits previously allocated to the General Partner pursuant to this Section 5.1(a)(i)(B);

Exhibit 10.1

(C)    third, to those Partners, including the General Partner, holding Common Units who have been allocated Losses pursuant to Section 5.1(a)(ii)(A) below in excess of Profits previously allocated to such Partners pursuant to this Section 5.1(a)(i)(C) (and as among such Partners, in proportion to their respective excess amounts);
(D)    fourth, to the Partners in accordance with their respective Percentage Interests in Common Units.
(ii)Losses. Losses shall be allocated:
(A)    first, to the Partners, including the General Partner, holding Common Units in accordance with their respective Percentage Interests in Common Units, until the Adjusted Capital Account (ignoring for this purpose any amounts a Partner is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) of each Partner is reduced to zero;
(B)    second, to Partners holding Preferred Units in accordance with each such Partner’s respective percentage interests in the Preferred Units determined under the respective terms of the Preferred Units (and if there are Preferred Units with different priorities in preference in distribution, then in the reverse order of their preference in distribution), until the Adjusted Capital Account (modified in the same manner as in clause (A)) of each such holder is reduced to zero;
(C)    third, to the General Partner.
(b)Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” with respect to the “partner nonrecourse debt” within the meaning of Regulations Section 1.704-2(b)(4) to which such partner nonrecourse deduction is attributable in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner’s “interest in partnership profits” for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner’s Percentage Interest.
(c)Qualified Income Offset. If a Partner unexpectedly receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall

Exhibit 10.1

be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d); provided, that an allocation pursuant to this Section 5.1(c) shall be made only if and to the extent that such Partner would have a deficit Capital Account balance after all other allocations provided for in Article 5 have been tentatively made as if this Section 5.1(c) were not in this Agreement. This Section 5.1(c) is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
(d)Priority Allocation With Respect to Preferred Units. Profits, and if necessary, items of Partnership gross income or gain for the current taxable year, shall be specially allocated to Partners that own Preferred Units in an amount equal to the excess, if any, of the cumulative distributions received by such Partner for or with respect to the current taxable year and all prior taxable years with respect to such Preferred Units (with a distribution made on the first business day after the end of a year being treated as made with respect to such year) (other than distributions that are treated as being in satisfaction of the Liquidation Preference for any Preferred Units held by such Partner or amounts paid in redemption of any Preferred Units, except to the extent that the Liquidation Preference or amount paid in redemption includes accrued and unpaid distributions) over the cumulative allocations of Partnership Profits, gross income and gain to such Partner under this Section 5.1(d) for all prior taxable years.
(e)Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.
(f)Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.1(b), 5.1(c), or 5.1(d). All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain, and expense as required by Section 704(c) of the Code including a method that may result in a Partner receiving a disproportionately larger share of the Partnership tax depreciation deductions, and such election shall be binding on all Partners.
(g)Curative Allocations. The allocations set forth in Sections 5.1(b) and 5.1(c) of this Agreement (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 5.1(g). Therefore, notwithstanding any other provision of this Section 5.1

Exhibit 10.1

(other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Sections 5.1(a), 5.1(d) and 5.1(e).
5.2Distributions.
(a)Cash Available for Distribution. The Partnership shall distribute cash on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in the following order of priority:
(i)First, to the holders of the Preferred Units, if any, in such amounts as is required for the Partnership to pay all distributions and any other amounts with respect to such Preferred Units accumulated, due or payable in accordance with the instruments designating such Preferred Units through the last day of such quarter or other distribution period (such distributions shall be made to such Partners in such order of priority and with such preferences as have been established with respect to such Preferred Units as of the last day of such quarter or other distribution period); and
(ii)Then, to the holders of the Common Units, including the General Partner, in amounts proportionate to the aggregate Net Asset Value of the Partnership Units held by the respective Partners on the Partnership Record Date, except that the amount distributed per Partnership Unit of any Class may differ from the amount per Partnership Unit of another Class on account of differences in Class-specific expense allocations with respect to REIT Shares as described in the Prospectus or for other reasons as determined by the Board of Directors of the General Partner. Any such differences shall correspond to differences in the amount of distributions per REIT Share for REIT Shares of different Classes, with the same adjustments being made to the amount of distributions per Partnership Unit for Partnership Units of a particular Class as are made to the distributions per REIT Share by the General Partner with respect to REIT Shares having the same Class designation.
Provided, however, that if a new or existing Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than the next day after a Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest (or relating to the Partnership Record Date if such Partnership Interest was acquired on a Partnership Record Date) shall be reduced in the proportion to (i) the number of days that such additional Partnership Interest is held by such Partner bears to (ii) the number of days between such Partnership Record Date (including such Partnership Record Date) and the immediately preceding Partnership Record Date.
(b)Withholding; Partnership Loans. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the

Exhibit 10.1

Partner equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner, or (ii) if the actual amount to be distributed to the Partner is less than the amount required to be withheld by the Partnership, the excess of the amount required to be withheld over the actual amount to be distributed shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. In the event that a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.
Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.2(b) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.
(c)Limitation on Distributions. In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.
5.3REIT Distribution Requirements. The General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to pay stockholder dividends that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.
5.4No Right to Distributions In Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.
5.5Limitations of Return of Capital Contributions. Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.
5.6Distributions Upon Liquidation. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans or preferred

Exhibit 10.1

returns owed to holder of any Preferred Units, any remaining assets of the Partnership shall be distributed among the holders of Class A Units, Class AA Units, Class AAA Units, Class D Units, Class E Units, Class I Units, Class S Units, and Class T Units ratably in proportion to the respective Net Asset Value per Unit for each Class until the Net Asset Value per Unit for each Unit has been paid. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments have been made in accordance with Sections 4.5, 5.1 and 5.2 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets. To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.
5.7Substantial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.
ARTICLE 6
RIGHTS, OBLIGATIONS AND
POWERS OF THE GENERAL PARTNER
6.1Management of the Partnership.
(a)Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:
(i)to acquire, purchase, own, operate, lease and dispose of (other than in a “prohibited transaction” within the meaning of Section 857(b)(6)(B)(iii) of the Code) any real property and any other property or assets including, but not limited to notes and mortgages, that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;
(ii)to construct buildings and make other improvements on the Properties owned or leased by the Partnership;
(iii)to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;
(iv)to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

Exhibit 10.1

(v)to pay, either directly or by reimbursement, for all Administrative Expenses to third parties or to the General Partner or its Affiliates as set forth in this Agreement;
(vi)to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;
(vii)to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all Administrative Expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;
(viii)to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;
(ix)to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;
(x)to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;
(xi)to make or revoke any election permitted or required of the Partnership by any taxing authority;
(xii)to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;
(xiii)to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute the same;
(xiv)to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;
(xv)to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

Exhibit 10.1

(xvi)to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;
(xvii)to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;
(xviii)to distribute Partnership cash or other Partnership assets in accordance with this Agreement;
(xix)to form or acquire an interest in, and contribute property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);
(xx)to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;
(xxi)to merge, consolidate or combine the Partnership with or into another Person;
(xxii)to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and
(xxiii)to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.
(b)Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.
6.2Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.
6.3Indemnification and Exculpation of Indemnitees.
(a)The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or

Exhibit 10.1

proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise.
Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Partnership.
(b)The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.
(c)The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(d)For purposes of this Section 6.3, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.
(e)In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
(f)An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(g)The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(h)Neither the amendment nor repeal of this Section 6.3, nor the adoption or amendment of any other provision of the Agreement inconsistent with Section 6.3, shall apply to or affect in any respect the applicability with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
6.4Liability of the General Partner.
(a)Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in

Exhibit 10.1

good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.
(b)The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and its stockholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of its stockholders on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its stockholders or the Limited Partners; provided, however, that for so long as the General Partner directly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its stockholders or the Limited Partner shall be resolved in favor of the stockholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.
(c)Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.
(d)Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.
(e)Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.
6.5Reimbursement of General Partner.
(a)Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.
(b)The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all Administrative Expenses.

Exhibit 10.1

6.6Outside Activities. Subject to the Articles of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or stockholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.
6.7Employment or Retention of Affiliates.
(a)Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.
(b)The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.
(c)The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.
(d)Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.
6.8General Partner Participation. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of Properties, shall be conducted through the Partnership or one or more Subsidiary Partnerships; provided, however, that the General Partner is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of Additional Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors.
6.9Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General

Exhibit 10.1

Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.
6.10Miscellaneous. In the event the General Partner redeems any REIT Shares (other than REIT Shares redeemed in accordance with the share redemption program of the General Partner through proceeds received from the General Partner’s distribution reinvestment plan), then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units having the same Class designation as the redeemed REIT Shares on the same terms that the General Partner redeemed such REIT Shares (including any applicable discount to NAV). Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner having the same Class designation as the REIT Shares proposed to be acquired. In the event any REIT Shares are exchanged by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner’s Partnership Units having the same Class designation as the REIT Shares being exchanged on the same terms that the General Partner exchanged such REIT Shares.
ARTICLE 7
CHANGES IN GENERAL PARTNER
7.1Transfer of the General Partner's Partnership Interest.
(a)The General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in or in connection with a transaction contemplated by Section 7.1(b), (c) or (d).
(b)Except as otherwise provided in Section 7.1(c) or (d) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, (other than in connection with a change in the General Partner’s state of incorporation or organizational form) in each case which results in a change of control of the General Partner (a “Transaction”), unless:
(i)the approval of the holders of a majority of the Common Units is obtained;
(ii)as a result of such Transaction all Limited Partners will receive for each Common Unit of each Class an amount of cash, securities, or other property equal to the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share having the same Class designation as that Common Unit in consideration of such REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Common Units shall be given the option to exchange its Common Units for the greatest amount of cash, securities, or other property which a Limited Partner would have received had it (A) exercised its Exchange Right and (B) sold, tendered

Exhibit 10.1

or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; or
(iii)the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners (other than the General Partner or any Subsidiary) receive an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares having the same Class designation as the Common Units being exchanged.
(c)Notwithstanding Section 7.1(b), the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving General Partner”), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith and (ii) the Surviving General Partner expressly agrees to assume all obligations of the General Partner, as appropriate, hereunder. Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement as set forth in this Section 7.1(c). The Surviving General Partner shall in good faith arrive at a new method for the calculation of the Cash Amount and the REIT Shares Amount after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and to which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. The Surviving General Partner also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.5 hereof so as to approximate the existing rights and obligations set forth in Section 8.5 as closely as reasonably possible. The above provisions of this Section 7.1(c) shall similarly apply to successive mergers or consolidations permitted hereunder.
In respect of any transaction described in the preceding paragraph, the General Partner is required to use its commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, provided such efforts are consistent with the exercise of the fiduciary duties of the board of directors of the General Partner to the Stockholders under applicable law.
(d)Notwithstanding Section 7.1(b),
(i)a General Partner may transfer all or any portion of its General Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and
(ii)the General Partner may engage in Transactions not required by law or by the rules of any National Securities Exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares.

Exhibit 10.1

7.2Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:
(a)the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 hereof in connection with such admission shall have been performed;
(b)if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and
(c)counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.
7.3Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.
(a)Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.2 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.
(b)Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.4 hereof by selecting, subject to Section 7.2 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a majority in interest of the Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

Exhibit 10.1

7.4Removal of a General Partner.
(a)Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.
(b)If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.3(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.2 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a majority in interest of the Limited Partners within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of the Limited Partners each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.
(c)The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.4(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.4(b).
(d)All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

Exhibit 10.1

ARTICLE 8
RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS
8.1Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.
8.2Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.
8.3Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.
8.4Ownership by Limited Partner of Corporate General Partner or Affiliate. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.
8.5Exchange Right.
(a)Subject to Sections 8.5(b), 8.5(c), 8.5(d), and 8.5(e) and the provisions of any agreements between the Partnership and one or more holders of Common Units with respect to Common Units held by them, each holder of Common Units shall have the right (the “Exchange Right”) to require the Partnership to redeem on a Specified Exchange Date all or a portion of the Common Units held by such Limited Partner at an exchange price equal to and in the form of the Cash Amount to be paid by the Partnership, provided that such Common Units shall have been outstanding for at least one year. The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Exchange Right (the “Exchanging Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Exchange Right if the General Partner elects to purchase the Common Units subject to the Notice of Exchange pursuant to Section 8.5(b); and provided, further, that no holder of Common Units may deliver more than two Notices of Exchange during each calendar year. A Limited Partner may not exercise the Exchange Right for less than 1,000 Common Units or, if such Limited Partner holds less than 1,000 Common Units, all of the Common Units held by such Partner. The Exchanging Partner shall have no right, with respect to any Common Units so exchanged,

Exhibit 10.1

to receive any distribution paid with respect to Common Units if the record date for such distribution is on or after the Specified Exchange Date.
(b)Notwithstanding the provisions of Section 8.5(a), a Limited Partner that exercises the Exchange Right shall be deemed to have offered to sell the Common Units described in the Notice of Exchange to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Common Units by paying to the Exchanging Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Exchange Date, whereupon the General Partner shall acquire the Common Units offered for exchange by the Exchanging Partner and shall be treated for all purposes of this Agreement as the owner of such Common Units. If the General Partner shall elect to exercise its right to purchase Common Units under this Section 8.5(b) with respect to a Notice of Exchange, it shall so notify the Exchanging Partner within five business days after the receipt by the General Partner of such Notice of Exchange. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Common Units from the Exchanging Partner pursuant to this Section 8.5(b), the General Partner shall have no obligation to the Exchanging Partner or the Partnership with respect to the Exchanging Partner’s exercise of the Exchange Right. In the event the General Partner shall exercise its right to purchase Common Units with respect to the exercise of an Exchange Right in the manner described in the first sentence of this Section 8.5(b), the Partnership shall have no obligation to pay any amount to the Exchanging Partner with respect to such Exchanging Partner’s exercise of such Exchange Right, and each of the Exchanging Partner, the Partnership, and the General Partner, as the case may be, shall treat the transaction between the General Partner, as the case may be, and the Exchanging Partner for federal income tax purposes as a sale of the Exchanging Partner’s Common Units to the General Partner, as the case may be. Each Exchanging Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Exchange Right.
(c)Notwithstanding the provisions of Section 8.5(a) and 8.5(b), a Limited Partner shall not be entitled to exercise the Exchange Right if the delivery of REIT Shares to such Partner on the Specified Exchange Date by the General Partner pursuant to Section 8.5(b) (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.5(b)) would (i) result in such Partner or any other person owning, directly or indirectly, REIT Shares in excess of the Ownership Limit (as defined in the Articles of Incorporation and calculated in accordance therewith), except as provided in the Articles of Incorporation, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), except as provided in the Articles of Incorporation, (iii) result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, or (iv) cause the General Partner to own, directly or constructively, 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code. The General Partner, in its sole and absolute discretion, may waive the restriction on exchange set forth in this Section 8.5(c).
(d)Any Cash Amount to be paid to an Exchanging Partner pursuant to this Section 8.5 shall be paid on the Specified Exchange Date; provided, however, that the General Partner may elect to cause the Specified Exchange Date to be delayed for up to an additional 180 days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of exchanged Common Units hereunder to occur as quickly as reasonably possible.

Exhibit 10.1

(e)Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Exchange Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.
(f)Each Limited Partner covenants and agrees with the General Partner that all Common Units delivered for exchange shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens; and, notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Common Units which are or may be subject to any liens. Each Limited Partner further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Common Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.
ARTICLE 9
TRANSFERS OF LIMITED PARTNERHSIP INTERESTS
9.1Purchase for Investment.
(a)Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of its Partnership Interests is made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.
(b)Each Limited Partner agrees that it will not sell, assign or otherwise transfer its Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.
9.2Restrictions on Transfer of Limited Partnership Interests.
(a)Subject to the provisions of Section 9.2(b), (c) and (d), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of its Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.
(b)No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Partnership Units pursuant to this Article 9 or pursuant

Exhibit 10.1

to an exchange of all of its Common Units pursuant to Section 8.5. Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Interest, such Limited Partner shall cease to be a Limited Partner.
(c)Subject to Section 9.2(d), (e) and (f) below, a Limited Partner may Transfer, with the consent of the General Partner, all or a portion of its Partnership Units to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such Person(s), of which trust such Limited Partner or any such Person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners.
(d)No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).
(e)No Transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.
(f)No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.
(g)Any Transfer in contravention of any of the provisions of this Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.
(h)Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.
9.3Admission of Substitute Limited Partner.
(a)Subject to the other provisions of this Article 9, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:

Exhibit 10.1

(i)The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.
(ii)To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.
(iii)The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof.
(iv)If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.
(v)The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.
(vi)The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.
(vii)The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.
(b)For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.
(c)The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Partnership.
9.4Rights of Assignees of Partnership Interests.
(a)Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.
(b)Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the

Exhibit 10.1

same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.
9.5Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.
9.6Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.
ARTICLE 10
ADMISSION OF ADDITIONAL LIMITED PARTNERS
10.1Admission of Additional Limited Partners. No Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent shall be given or withheld in the General Partner's sole and absolute discretion. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only with the consent of the General Partner and only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 8.2 and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.
10.2Allocations to Additional Limited Partners. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each

Exhibit 10.1

item thereof and all other items allocable among Partners and assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and assignees including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and assignees other than the Additional Limited Partner, and all Distributions of Cash thereafter shall be made to all the Partners and assignees including such Additional Limited Partner.
10.3Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment to the Partner Registry) and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 8.2 hereof.
ARTICLE 11
BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS
11.1Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.
11.2Custody of Partnership Funds; Bank Accounts.
(a)All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.
(b)All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 11.2(b).

Exhibit 10.1

11.3Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.
11.4Annual Tax Information and Report. Within 90 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.
11.5Partnership Representative; Tax Elections; Special Basis Adjustments.
(a)The General Partner is hereby designated as the “tax matters partner” for the Partnership pursuant to Section 6231(a)(7) of the Code, and, with respect to the Partnership's taxable years beginning on or after January 1, 2018, the “partnership representative” of the Partnership within the meaning of Section 6223(a) of the Code. If any state or local tax law provides for a tax matters partner / partnership representative or person having similar rights, powers, authority or obligations, the person designated above shall also serve in such capacity (in any such federal, state or local capacity, the “Partnership Representative”). The General Partner may name a replacement Partnership Representative at any time; provided, however, that the designated Partnership Representative shall serve as the Partnership Representative until resignation, death, incapacity, or removal. In such capacity, the Partnership Representative shall have all of the rights, authority and power, and shall be subject to all of the obligations, of a tax matters partner / partnership representative to the extent provided in the Code and the Regulations, and the Partners hereby agree to be bound by any actions taken by the Partnership Representative in such capacity. The Partnership Representative shall represent the Partnership in all tax matters to the extent allowed by law. Without limiting the foregoing, the Partnership Representative is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Any decisions made by the Partnership Representative, including, without limitation, whether or not to settle or contest any tax matter, and the choice of forum for any such contest, and whether or not to extend the period of limitations for the assessment or collection of any tax, shall be made in the Partnership Representative’s sole discretion. The Partnership Representative (i) shall have the sole authority to make any elections on behalf of the Partnership permitted to be made pursuant to the Code or the Regulations promulgated thereunder and (ii) may, in its sole discretion, make an election on behalf of the Partnership under Sections 6221(b) or 6226 of the Code as in effect for the first fiscal year beginning on or after January 1, 2018 and thereafter, (iii) may request a modification to any assessment of an imputed underpayment, including a modification for any Partner who is a real estate investment trust or regulated investment company as defined in Sections 586 and 851, respectively, based on such Partner making a deficiency dividend pursuant to Section 860 and a modification based on the tax-exempt status of a reviewed year Partner, and (iv) may take all actions the Partnership Representative deems necessary or appropriate in connection with the foregoing. The Partnership Representative shall be reimbursed and indemnified by the Partnership for all claims, liabilities, losses, costs, damages and expenses, and for reasonable legal and accounting fees, incurred in connection with the performance of its duties as Partnership Representative in accordance with the terms hereof, unless the actions of the Partnership Representative constitute gross negligence or intentional misconduct.
(b)Each Partner hereby covenants to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Partnership Representative with

Exhibit 10.1

respect to examinations of the Partnership’s affairs by tax authorities (including, without limitation, promptly filing amended tax returns and promptly paying any related taxes, including penalties and interest) and shall provide promptly and update as necessary at any times requested by the Partnership Representative, all information, documents, self-certifications, tax identification numbers, tax forms, and verifications thereof, that the Partnership Representative deems necessary in connection with (1) any information required for the Partnership to determine the application of Sections 6221-6235 of the Code to the Partnership; (2) an election by the Partnership under Section 6221(b) or 6226 of the Code, and (3) an audit or a final adjustment of the Partnership by a tax authority. The Partnership and the Partners hereby agree and acknowledge that (i) the actions of the Partnership Representative in connection with examinations of the Partnership’s affairs by tax authorities shall be binding on the Partnership and the Partners; and (ii) neither the Partnership nor the Partners have any right to contact the IRS with respect to an examination of the Partnership or participate in an audit of the Partnership or proceedings under Sections 6221-6235 of the Code.
(c)The Partners acknowledge that the Partnership intends to elect the application of Section 6221(b) of the Code (the “Opt-out Election”) for its first taxable year beginning on or after January 1, 2018 and for each Fiscal Year thereafter. If the Partnership is not eligible to make such election, the Partners acknowledge that the Partnership intends to elect the application of Section 6226 of the Code (the “Push-out Election”) for its first taxable year beginning on or after January 1, 2018 and for each Fiscal Year thereafter. This acknowledgement applies to each Partner whether or not the Partner owns a Partnership Interest in both the reviewed year and the year of the tax adjustment. If the Partnership elects the application of Section 6226 of the Code, the Partners shall take into account and report to the IRS (or any other applicable tax authority) any adjustment to their tax items for the reviewed year of which they are notified by the Partnership in a written statement, in the manner provided in Section 6226(b), whether or not the Partner owns a Partnership Interest at such time. Any Partner that fails to report its share of such adjustments on its tax return, shall indemnify and hold harmless the Partnership, the General Partner, the Partnership Representative, and each of their Affiliates from and against any and all liabilities related to taxes (including penalties and interest) imposed on the Partnership as a result of the Partner’s failure. In addition, each Partner shall indemnify and hold the Partnership, the General Partner, the Partnership Representative, and each of their Affiliates harmless from and against any and all liabilities related to taxes (including penalties and interest) imposed on the Partnership (i) pursuant to Section 6221 of the Code, which liabilities relate to adjustments that would have been made to the tax items allocated to such Partner had such adjustments been made for a tax year beginning prior to January 1, 2018 (and assuming that the Partnership had not made an election to have Section 6221 of the Code apply for such earlier tax years) and (ii) resulting from or attributable to such Partner’s failure to comply with the preceding subsection (b) or this subsection (c). Each Partner acknowledges and agrees that no Partner shall have any claim against the Partnership, the General Partner, the Partnership Representative, or any of their Affiliates for any tax, penalties or interest resulting from the Partnership’s election under Section 6226 of the Code.
(d)If the Partnership does not make an election under Section 6226 of the Code, the amount of any imputed underpayment assessed upon the Partnership, pursuant to Code Section 6232, attributable to a Partner (or former Partner), as reasonably determined by the Partnership Representative, shall be treated as a withholding tax with respect to such Partner. To the extent any portion of such imputed underpayment cannot be withheld from a current distribution, any such Partner (or former Partner) shall be liable to the Partnership for the amount that cannot be withheld and agrees to pay such amount to the Partnership. Any such amount withheld or any such payment shall not be treated as a Capital Contribution for purposes of any provision herein that affects distributions to the Partners and any amount not paid by

Exhibit 10.1

any such Partner (or former Partner) at the time reasonably requested by the Partnership Representative shall accrue interest at the rate set by the IRS for the underpayment of federal taxes, compounded quarterly, until paid.
(e)The provisions of this Section 10 shall survive the termination of the Partnership, the termination of this Agreement and, with respect to any Partner, the transfer or assignment of any portion of such Partner’s Partnership Interest.
(f)The Partnership Representative shall keep the Partners reasonably informed as to the status of any tax investigations, audits, lawsuits or other judicial or administrative tax proceedings and shall promptly copy all other Partners on any correspondence to or from the IRS or applicable state, local or foreign tax authority relating to such proceedings. The Partnership Representative shall inform the IRS, as promptly as possible upon the commencement of any examination or proceeding, of the tax-exempt status of any Partners and shall take any actions or refrain from taking any action to the extent necessary to preserve the tax-exempt status of such Partners and shall afford such Partners tax-free treatment, to the extent permissible under the Code. The Partnership Representative has an obligation to perform its duties as the Partnership Representative in good faith and in such manner as will serve the best interests of the Partnership and all of the Partners.
(g)The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership as provided in Section 709 of the Code.
11.6Reports Made Available to Limited Partners.
(a)As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), upon written request by a Limited Partner to the General Partner, the General Partner will make available, without cost, to each Limited Partner a quarterly report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, upon written request by a Limited Partner to the General Partner, the General Partner will make available, without cost, to each Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles.
(b)Any Partner shall further have the right to a private audit of the books and records of the Partnership at the expense of such Partner, provided such audit is made for Partnership purposes and is made during normal business hours.
ARTICLE 12
AMENDMENT OF AGREEMENT; MERGER
The General Partner’s consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect or merge or consolidate the Partnership with or into any other partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.1(b), (c) or (d) hereof; provided, however, that the following amendments and any other merger or consolidation of the Partnership shall require the consent of a majority in interest of the Limited Partners:

Exhibit 10.1

(a)any amendment affecting the operation of the Exchange Right (except as provided in Section 8.5(d) or 7.1(c) hereof) in a manner adverse to the Limited Partners;
(b)any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Interests pursuant to Section 4.3 hereof;
(c)any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Interests pursuant to Section 4.3 hereof; or
(d)any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.
ARTICLE 13
GENERAL PROVISIONS
13.1Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.
13.2Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.
13.3Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.
13.4Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.
13.5Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
13.6Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.
13.7Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

Exhibit 10.1

13.8Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.
13.9Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 13.9.

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Fifth Amended and Restated Limited Partnership Agreement, all as of the 30th day of April, 2019.

GENERAL PARTNER:

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.

By: /s/ Michael J. Escalante
Michael J. Escalante, Chief Executive Officer

LIMITED PARTNERS:

By: GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC., as Attorney-in-Fact for the Limited Partners holding Partnership Units

By: /s/ Michael J. Escalante
Michael J. Escalante, Chief Executive Officer

Exhibit 10.1

EXHIBIT A
General Partner and Limited Partner Capital Contributions,
Redemption Value and Percentage Interests as of
April 30, 2019

Name	Agreed Value of Capital Contribution	Redemption Value of Capital Contribution	Partnership Units and Class of Units	Percentage Interest*
GENERAL PARTNER:
Griffin Capital Essential Asset REIT II, Inc. Griffin Capital Plaza 1520 E. Grand Avenue El Segundo, CA 90245	$23,593,253	$23,579,641	2,845,534	1.00%

AFFILIATED LIMITED PARTNERS:

Griffin Capital, LLC Griffin Capital Plaza 1520 E. Grand Avenue El Segundo, CA 90245	$ 230,000,000	$ 230,000,000	24,033,510	8.45%

Griffin Capital Essential Asset REIT II, Inc. Griffin Capital Plaza 1520 E. Grand Avenue El Segundo, CA 90245	$2,031,619,544	$2,031,633,156	250,017,889	87.86%

Various others	$32,802,685	$32,308,532	3,427,005	1.20%

UNAFFILIATED LIMITED PARTNERS:

Various	$41,309,770	$40,442,801	4,229,504	1.49%

Total	$2,359,325,252	$2,357,964,130	284,553,442	100%

* Percentage Interest is based on the weighted average amount of all classes of units outstanding.

Exhibit 10.1

EXHIBIT B
NOTICE OF EXERCISE OF EXCHANGE RIGHT
In accordance with Section 8.5 of the Fifth Amended and Restated Limited Partnership Agreement (the “Agreement”) of Griffin Capital Essential Asset Operating Partnership, L.P., the undersigned hereby irrevocably (i) presents for exchange _______ Common Units in Griffin Capital Essential Asset Operating Partnership, L.P. in accordance with the terms of the Agreement and the Exchange Right referred to in Section 8.5 thereof, (ii) surrenders such Common Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated: ________________, ___________

(Name of Limited Partner)

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name:

Social Security or Tax I.D. Number:

Exhibit 10.1

EXHIBIT C
DESIGNATION OF THE RIGHTS, POWERS, PRIVILEGES, RESTRICTIONS, QUALIFICATIONS AND LIMITATIONS OF THE SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED PARTNERSHIP INTERESTS
The following are the terms of the Series A Cumulative Perpetual Convertible Preferred Partnership Interests (the “Series A Preferred Units”) established pursuant to this Designation of Rights, Powers, Privileges, Restrictions, Qualifications and Limitations of the Series A Cumulative Perpetual Convertible Preferred Partnership Interests (the “Designation of Rights”):
(1)Designation and Number. The number of authorized Series A Preferred Units is 10,000,000.
(2)Rank. The Series A Preferred Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank: (a) senior to the Common Units and to any other class or series of equity securities issued by the Partnership the terms of which specifically provide that such class or series ranks, with respect to distribution rights and/or rights upon liquidation, dissolution or winding up of the Partnership, junior to the Series A Preferred Units; (b) on a parity with any other class or series of equity securities issued by the Partnership the terms of which specifically provide that such class or series ranks, with respect to distribution rights and/or rights upon liquidation, dissolution or winding up of the Partnership, on a parity with the Series A Preferred Units; and (c) junior to any other class or series of equity securities issued by the Partnership the terms of which specifically provide that such class or series ranks, with respect to distribution rights and/or rights upon liquidation, dissolution or winding up of the Partnership, senior to the Series A Preferred Units. For the avoidance of doubt, debt securities of the Partnership which are outstanding and convertible into or exchangeable for equity securities of the Partnership or any other debt securities of the Partnership do not constitute a class or series of equity securities for purposes of this Section 2.
(3)Distributions.
(a)Subject to the preferential rights of the holders of any class or series of equity securities issued by the Partnership ranking senior to the Series A Preferred Units as to distributions, holders of the Series A Preferred Units are entitled to receive, when and if authorized by the General Partner and declared by the Partnership, out of funds of the Partnership legally available for the payment of distributions, cumulative cash distributions: (i) at a rate equal to one-fourth (1/4) of the then applicable Distribution Rate on the Liquidation Amount with respect to each Distribution Period (other than the Initial Distribution Period), payable quarterly in arrears on each Distribution Payment Date, and (ii) with respect to the Initial Distribution Period, on the first Distribution Payment Date after the date of issuance, an amount equal to the then applicable Distribution Rate multiplied by the number of days from the date of issuance to the last day of the Initial Distribution Period (inclusive) divided by 360.
(b)If any Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day.

Exhibit 10.1

(c)The amount of distributions payable on the Series A Preferred Units on any date prior to the end of a Distribution Period shall be computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter. Distributions shall be payable to holders of record as they appear in the records of the Partnership at the close of business on the applicable record date (each, a “Distribution Record Date”), which will be the same date set for any quarterly distribution payable to holders of the Common Units and other Preferred Units of the Partnership, or on such other date designated by the General Partner for the payment of distributions that is not more than 30 nor less than 10 days prior to the applicable Distribution Payment Date.
(d)No distributions on the Series A Preferred Units shall be authorized by the General Partner or paid or set apart for payment by the Partnership at any time when the terms and provisions of any agreement of the Partnership relating to any indebtedness of the Partnership or any agreement of the Partnership relating to any securities that are senior to the Series A Preferred Units, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.
(e)Except as provided in Section 3(g) below, unless full cumulative distributions on the Series A Preferred Units for all past Distribution Periods have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment, no distributions (other than distributions paid in Common Units or equity securities ranking junior to the Series A Preferred Units as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership, or options, warrants or rights to subscribe for or purchase Common Units or such junior equity securities) shall be authorized, declared or paid or set apart for payment upon the Common Units or any other equity securities of the Partnership ranking junior to or on a parity with the Series A Preferred Units as to distributions, nor shall any Common Units or any other equity securities of the Partnership ranking junior to or on a parity with the Series A Preferred Units as to distributions be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Partnership except (i) by conversion into or exchange for Common Units or such junior equity securities, (ii) by redemption, purchase or other acquisition of Common Units or such junior equity securities made for purposes of an incentive, benefit, share redemption program or share purchase plan of the Partnership or any of its direct or indirect subsidiaries, (iii) for redemptions, purchases or other acquisitions by the Partnership, whether pursuant to any provision of the General Partner’s Articles of Incorporation or otherwise, for the purpose of preserving the General Partner’s status as a REIT for U.S. federal income tax purposes or (iv) for any distributions by the General Partner required for it to maintain its status as a REIT for U.S. federal income tax purposes.
(f)Any distribution payments made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid distributions due with respect to the Series A Preferred Units which remain payable.
(g)When full cumulative distributions for all past Distribution Periods are not paid in full in cash (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Units and the equity securities of any other class or series ranking on a parity as to distributions with the Series A Preferred Units, then all distributions declared upon the Series A Preferred Units and any such other class or series of equity securities (ranking on a parity as to distributions with the Series A Preferred Units) shall be declared

Exhibit 10.1

pro rata so that the amount of distributions authorized per share of the Series A Preferred Units and such other classes or series of equity securities shall in all cases bear to each other in the same ratio that accumulated, accrued and unpaid distributions per share on the Series A Preferred Units and such other class or series of equity securities (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other class or series does not have a cumulative distribution) bear to each other.
(h)No interest, or sum of money in lieu thereof, shall be payable with respect to any distribution payment or payments on Series A Preferred Units which may be in arrears, and the holders of Series A Preferred Units are not entitled to any distributions, whether payable in cash, securities or other property, in excess of the full cumulative distributions described in this Section 3. Subject to the provisions of this Section 3, such distributions (payable in cash, securities or other property) as may be determined by the General Partner may be declared and paid on any securities of the Partnership from time to time out of any funds legally available for such payment, and holders of Series A Preferred Units shall not be entitled to participate in any such distributions.
(i)The Partnership shall remain entitled to receive and retain any interest or other earnings on any money set apart for the payment of distributions on Series A Preferred Units and holders thereof shall have no claim to such interest or other earnings. To the extent permitted by applicable law, any funds for the payment of distributions on Series A Preferred Units which have been set apart by the Partnership and which remain unclaimed by the holders of the Series A Preferred Units entitled thereto on the first anniversary of the applicable Distribution Payment Date, or other distribution payment date, shall revert and be repaid to the general funds of the Partnership, and thereafter the holders of the Series A Preferred Units entitled to the funds which have reverted or been repaid to the Partnership shall look only to the general funds of the Partnership for payment, without interest or other earnings thereon.
(j)Any cash distributions paid in respect of Series A Preferred Units, including any portion thereof which the Partnership elects to designate as “capital gain dividends” (as defined in Section 857 (or any successor provision) of the Internal Revenue Code) or as a return of capital, shall be credited to the distributions on the Series A Preferred Units.
(4)Liquidation Preference.
(a)Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership (referred to herein as a “liquidation”), the holders of the Series A Preferred Units will be entitled to be paid out of the assets of the Partnership legally available for distribution to its unitholders, after payment of or provision for the debts and other liabilities of the Partnership, liquidating distributions, in cash or property at its fair market value as determined by the General Partner, in the amount, for each outstanding share of Series A Preferred Units equal to the Liquidation Amount (the “Liquidation Preference”), plus an amount equal to any accumulated and unpaid distributions to the date of payment, before any distribution or payment is made to holders of Common Units or any other class or series of equity securities of the Partnership ranking junior to the Series A Preferred Units as to the distribution of assets upon a liquidation but subject to the preferential rights of holders of any class or series of equity securities of the Partnership ranking senior to the Series A Preferred Units as to the distribution of assets upon a liquidation. After payment of the full amount of the Liquidation Preference to which they are entitled, plus an amount equal to any accumulated and unpaid distributions to the date of payment, the holders of Series A Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

Exhibit 10.1

(b)In the event that, upon any liquidation of the Partnership, the available assets of the Partnership are insufficient to pay the Liquidation Preference on all outstanding Series A Preferred Units, plus an amount equal to any accumulated and unpaid distributions to the date of such payment and any corresponding amounts payable as liquidating distributions on all other classes or series of equity securities of the Partnership ranking on a parity with the Series A Preferred Units in the distribution of assets upon a liquidation, then the holders of Series A Preferred Units and all other such equity securities of the Partnership ranking on a parity with Series A Preferred Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions per share to which they would otherwise be respectively entitled.
(c)For purposes of this Section 4, neither the voluntary sale, lease, exchange, transfer or conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Partnership to, nor the merger or consolidation or any other business combination of the Partnership with or into or with any other entity or the merger or consolidation of any other entity into or with the Partnership or a statutory unit exchange by the Partnership, shall be deemed to be a liquidation. Upon a Change of Control, if the Series A Preferred Units are not redeemed or converted as provided in Sections 5 or 6 hereof, respectively, then the Partnership will cause any acquirer of the Partnership to assume the obligations set forth in this Designation of Rights and be subject to the terms and conditions set forth therein. And, notwithstanding the foregoing, if such assumption is not permitted by law, the Partnership shall take any actions under its control necessary to cause the acquirer to issue securities of the acquirer with substantially similar contractual rights as those contained in this Designation of Rights (including the inclusion of a provision in the relevant merger or consolidation agreement requiring the acquirer to issue securities of the acquirer with substantially similar contractual rights as those contained in this Designation of Rights).
(d)In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of equity securities of the Partnership or otherwise, is permitted under applicable law, amounts that would be needed, if the Partnership were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series A Preferred Units shall not be added to the Partnership’s total liabilities.
(e)Written notice of any liquidation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the payment date stated therein to each record holder of the Series A Preferred Units at the respective address of such holders as the same shall appear on the stock transfer records of the Partnership.
(5)Redemption.
(a)The Partnership may redeem the Series A Preferred Units, in whole or in part at the option of the Partnership upon the date of, and on any date after, the earliest to occur of (i) five years from the First Issuance Date or (ii) the First Triggering Event, at a per share redemption price in cash equal to the Liquidation Amount (the “Redemption Price”), plus any accumulated and unpaid distributions on the Series A Preferred Units up to the Redemption Date (as defined below), plus, in the case of a redemption pursuant to Section 5(a)(ii) that occurs on or after the date of the First Triggering Event, but before the date that is five years from the First Issuance Date, the Redemption Fee. If fewer than all of the outstanding Series A Preferred

Exhibit 10.1

Units are to be redeemed, the Partnership shall determine the number of Series A Preferred Units to be redeemed on a pro rata basis (as nearly as practicable without creating any fractional shares), by lot or in such other manner as determined by the Partnership to be fair and equitable to holders of Series A Preferred Units.
(b)If the General Partner fails by August 1, 2023 to list either REIT Shares or the Series A Preferred Stock on a National Securities Exchange, the Partnership shall redeem, at the option of the holder of the Series A Preferred Units on or on any date following August 1, 2023, such holder’s Series A Preferred Units, at the Redemption Price, plus any accumulated and unpaid distributions on the Series A Preferred Units up to the Redemption Date (as defined below) (the “Mandatory Redemption Right”); provided, however, that no holder of the Series A Preferred Units shall have a Mandatory Redemption Right under this Section 5(b) if the General Partner lists REIT Shares or the Series A Preferred Stock on a National Securities Exchange prior to or on August 1, 2023.
(c)Notwithstanding anything to the contrary contained in this Designation of Rights, except as otherwise provided herein, the redemption provisions of the Series A Preferred Units do not in any way limit the Partnership’s right or ability to purchase, from time to time either at a public or a private sale, Series A Preferred Units at such price or prices as the Partnership may determine, subject to the provisions of applicable law.
(d)If, prior to the Conversion Date (as defined below), the Partnership has provided notice of its election to redeem some or all of the Series A Preferred Units pursuant to Section 5(a), or the Partnership has received a notice of its obligation to redeem the Series A Preferred Units pursuant to Section 5(b), the holders of the Series A Preferred Units will not have a Conversion Right (as defined below) with respect to the Series A Preferred Units called or put for redemption.
(e)Notice of a redemption pursuant to Section 5(a) will be mailed by the Partnership, postage prepaid, not less than 15 Business Days prior to the Redemption Date, addressed to the respective holders of the Series A Preferred Units to be redeemed at their respective addresses as they appear on the books of the Partnership. Each notice shall state: (i) the redemption date for the Series A Preferred Units being redeemed (the “Redemption Date”); (ii) the number of Series A Preferred Units to be redeemed; (iii) the Redemption Price; (iv) the place or places where certificates representing such Series A Preferred Units are to be surrendered for payment of the Redemption Price; and (v) that distributions on the Series A Preferred Units to be redeemed will cease to accumulate on such Redemption Date. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Units except as to a holder to whom notice was defective or not given.
(f)A holder of Series A Preferred Units desiring to exercise its Mandatory Redemption Right under Section 5(b) hereof must deliver a written redemption notice (the “Mandatory Redemption Notice”) in the form approved by the Partnership, duly completed, to the Partnership by certified mail postage prepaid to the Partnership’s principal office c/o the General Partner. The Redemption Notice must state: (i) the number of Series A Preferred Units to be redeemed by the Partnership; and (ii) that the Series A Preferred Units are to be redeemed pursuant to Section 5(b) hereof. Upon receipt of a Mandatory Redemption Notice, the Partnership, not less than 15 Business Days prior to the Redemption Date, shall mail a notice to such holder which shall state: (i) the Redemption Date; (ii) the place or places where certificates representing such Series

Exhibit 10.1

A Preferred Units are to be surrendered for payment of the Redemption Price; and (iii) that distributions on the Series A Preferred Units to be redeemed will cease to accumulate on such Redemption Date.
(g)On or after a Redemption Date, each holder of Series A Preferred Units to be redeemed must present and surrender the certificates (or an affidavit of loss and indemnity satisfactory to the Partnership), to the extent such units are certificated, representing the Series A Preferred Units to the Partnership to be redeemed at the place designated in the notice from the Partnership referenced in (e) or (f) above, as the case may be, and thereupon the Redemption Price for such Series A Preferred Units (and all accumulated and unpaid distributions to but excluding the Redemption Date) will be paid to or on the order of such holder by wire transfer pursuant to wire instructions provided by such holder and each surrendered certificate, if any, will be canceled. If the Series A Preferred Units to be redeemed are certificated, then in the event that fewer than all the Series A Preferred Units are to be redeemed, a new certificate will be issued representing the unredeemed Series A Preferred Units.
(h)Except as provided in the next sentence, from and after a Redemption Date, all distributions on the Series A Preferred Units subject to such redemption will cease to accumulate and all rights of the holders thereof, except the right to receive the Redemption Price thereof (and all accumulated and unpaid distributions to but excluding the Redemption Date), will cease and terminate and such Series A Preferred Units shall not be deemed to be outstanding for any purpose whatsoever. In the event that the Partnership defaults in the payment of the Redemption Price for any Series A Preferred Units surrendered for redemption pursuant to Section 5(a), such Series A Preferred Units shall continue to be deemed to be outstanding for all purposes and to be owned by the respective holders, and the Partnership shall promptly return any surrendered certificates representing such Series A Preferred Units to such holders (although the failure of the Partnership to return any such certificates to such holders shall in no way affect the ownership of such Series A Preferred Units by such holders or their rights thereunder) (and the holders of the Series A Preferred Units that were not redeemed shall have no other remedy against the Partnership).
(i)At its election, the Partnership, prior to a Redemption Date, may irrevocably deposit the Redemption Price of the Series A Preferred Units to be redeemed pursuant to this Section 5 in trust for the holders of Series A Preferred Units with a bank or trust company, in which case the Partnership shall send a notice to the holders of Series A Preferred Units to be redeemed which shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the Redemption Price and (C) require the holder of Series A Preferred Units to be redeemed to surrender the certificates, if any, representing such Series A Preferred Units (or an affidavit of loss and indemnity satisfactory to the Partnership) at such place on or about the date fixed in the redemption notice (which may not be later than the Redemption Date) against payment of the Redemption Price. Any monies so deposited which remain unclaimed at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Partnership.
(6)Conversion Rights. The Series A Preferred Units are not convertible into or exchangeable for any other property or securities of the Partnership, except as provided in Articles 8 and 9 of the Agreement and in this Section 6.
(a)Subject to the Partnership’s redemption rights under Section 5, at the option of the holder of Series A Preferred Units, any time after the earlier of (i) five years from the First Issuance Date, or if the Second Issuance occurs, five years from the Second Issuance Date or (ii) a Change of Control, such holder

Exhibit 10.1

shall have the right to convert (the “Conversion Right”) any or all of the holder's Series A Preferred Units into Common Units at a per share conversion rate equal to the Liquidation Amount divided by the then Common Unit Fair Market Value (the “Conversion Price”); provided, however, that no Series A Preferred Units may be converted on any Conversion Date (as defined below) pursuant to this Section 6 unless at least 1,000 Series A Preferred Units, in the aggregate, are converted by one or more holders thereof.
(b)A holder of Series A Preferred Units desiring to exercise its Conversion Right must deliver, on or before the close of business on the Conversion Date, the certificates (if any) evidencing the Series A Preferred Units to be converted, duly endorsed for transfer (or an affidavit of loss and indemnity satisfactory to the Partnership), together with a written conversion notice (the “Conversion Notice”) in the form approved by the Partnership, duly completed, to the Partnership by certified mail postage prepaid to the Partnership’s principal office c/o the General Partner. The Conversion Notice must state: (i) the date the holder proposes to convert the Series A Preferred Units into Common Units (the “Conversion Date”); provided, however, that the Conversion Date must be a Business Day and may not be less than five nor more than 15 days after the date the Conversion Notice is delivered to the Partnership, or in the event that holders of 15% or more of the then outstanding Series A Preferred Unis provide a Conversion Notice to the Partnership, the Conversion Date may not be less than 30 days after the date the Conversion Notice is delivered to the Partnership; (ii) the number of Series A Preferred Units to be converted; and (iii) that the Series A Preferred Units are to be converted pursuant to the applicable provisions hereof. Subject to the terms of this Designation of Rights, the Partnership’s obligation to convert the Series A Preferred Units shall be extended for such period of time as may be reasonably necessary for the parties to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(c)No fractional Common Units will be issued upon the conversion of the Series A Preferred Units in connection with a Conversion Right. Instead, the Partnership will make a cash payment (computed to the nearest cent) equal to the value of such fractional Common Unit based upon the Conversion Price.
(d)At the Partnership’s option, upon the exercise of the Conversion Right by a holder of Series A Preferred Units and upon written notice to the holder delivered not later than three Business Days prior to the Conversion Date, in lieu of issuing the requisite number of Common Units to the converting holder of Series A Preferred Units in accordance with Section 6(a) above, the Partnership may elect to make a cash payment to the converting holder of Series A Preferred Units in an amount equal to the product of (1) the Conversion Price and (2) the number of Common Units that would have been otherwise issued to the converting holder of Series A Preferred Units. In such a case, the holder shall only have the right to such payment and shall cease to have any further rights as a unitholder of the Partnership.
(e)Any conversion or redemption pursuant to this Section 6 shall be effective as of the close of business on the Conversion Date. To the extent that any Series A Preferred Units to be converted or redeemed pursuant to this Section 6 are certificated, if fewer than all the units evidenced by any such certificate are to be converted or redeemed, a new certificate shall be issued evidencing the units that have not been converted or redeemed.
(f)Notwithstanding anything to the contrary contained herein, no holder of Series A Preferred Units will be entitled to exercise a Conversion Right if (i) in the opinion of counsel for the Partnership, the General Partner would no longer qualify as a REIT or its status as a REIT may be compromised as a result of such conversion; or (ii) such conversion would, in the opinion of counsel for the Partnership, constitute

Exhibit 10.1

or be likely to constitute a violation of applicable securities laws. Notwithstanding the foregoing, upon the exercise of the Conversion Right by a holder of Series A Preferred Units in accordance with Section 6 of this Designation of Rights, the Partnership will use reasonable efforts to satisfy the conditions set forth in Section 6(f)(i) and (ii) of this Designation of Rights.
(g)The Partnership shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized and unissued Common Units, solely for the purpose of effecting conversion of the Series A Preferred Units, the full number of Common Units deliverable upon the conversion of all outstanding Series A Preferred Units not theretofore converted into Common Units.
(h)The Partnership shall pay any documentary stamp or similar issue or transfer taxes required to be paid by the Partnership under applicable law in respect of the issue or delivery of Common Units on conversion of Series A Preferred Units pursuant hereto. The converting holder of the Series A Preferred Units shall pay any documentary stamp or similar issue or transfer taxes required to be paid by such holder of the Series A Preferred Units under applicable law in respect of the issue or delivery of Common Units on conversion of Series A Preferred Units pursuant hereto.
(7)In the event any Series A Preferred Units have been redeemed or repurchased by the Partnership pursuant to Section 5 or 6 hereof or converted pursuant to Section 6 hereof, or otherwise reacquired by the Partnership, the Units so redeemed, repurchased, converted or reacquired shall become authorized but unissued Preferred Units without further designation as to class or series, available for future classification or reclassification by the General Partner and issuance by the Partnership.
(8)Record Holders. The Partnership and the transfer agent for the Series A Preferred Units may deem and treat the record holder of any Series A Preferred Units as the true and lawful owner thereof for all purposes, and neither the Partnership nor the transfer agent shall be affected by any notice to the contrary.
(9)No Preemptive Rights. No holder of the Series A Preferred Units will, as a holder of the Series A Preferred Units, have any preemptive rights to purchase or subscribe for Common Units or any other security of the Partnership (whether now or hereafter authorized).
(10)Notices to Holders. Unless otherwise provided herein or required by law, notices to holders of Series A Preferred Units provided for in this Designation of Rights shall be mailed to such holders by first class mail, postage pre-paid, at the respective addresses as the same shall appear on the records of the Partnership. Unless otherwise provided herein or required by law, any requirements set forth in this Designation of Rights for public announcements or publications by the Partnership may be satisfied if the subject matter thereof is contained in (a) a document filed by the Partnership with, or furnished by the Partnership to, the Securities and Exchange Commission and such filing is available to be viewed by the public on the Securities and Exchange Commission’s EDGAR system (or any successor system thereto) or (b) a press release submitted by the Partnership for publication to Dow Jones & Corporation, Inc., Business Wire. PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public).
(11)Severability. If any of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Units is invalid, unlawful or incapable of being enforced by reason of any rule of law or

Exhibit 10.1

public policy, then, to the extent permitted by law, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Units which can be given effect without the invalid, unlawful or unenforceable preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Units shall remain in full force and effect and shall not be deemed dependent upon any invalid, unlawful or unenforceable preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Units.
(12)Definitions.
“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York and Seoul, Korea are authorized or required by law, regulation or executive order to close.
“Change of Control” will be deemed to have occurred with respect to the General Partner on any date after the First Issuance Date on which the General Partner is no longer managed directly or indirectly by GCC or any affiliate thereof, except as a result of an Excepted Transaction.
“Common Unit Fair Market Value” means, with respect to any Conversion Date, the fair market value thereof determined in good faith by the General Partner consistent with its duties under applicable law after consultation with the Partnership’s financial advisor, which approval may not be unreasonably withheld or delayed.
“Distribution Payment Date” means January 15, April 15, July 15 and October 15 of each year.
“Distribution Period” means the period from and including any Distribution Payment Date to, but excluding, the next Distribution Payment Date; provided, however, the initial Distribution Period with respect to any Series A Preferred Unit (the “Initial Distribution Period”) shall be the period from and including the issuance date of such share to, but excluding, the next Distribution Payment Date.
“Distribution Rate” shall be as follows:
(i)    6.55% from and after the First Issuance Date, or if the Second Issuance occurs, 6.55% from and after the Second Issuance Date (the “Initial Rate”) until the five year anniversary of the First Issuance Date, or if the Second Issuance occurs, the five year anniversary of the Second Issuance Date (the “Reset Date”), subject to paragraphs (iii) and (iv) below;
(ii)    6.75% from and after the Reset Date (the “Standard Reset Rate”), subject to paragraphs (iii) and (iv) below;
(iii)    if the First Triggering Event occurs, 7.55% from and after August 2, 2020 until the Second Triggering Event if it occurs (provided that, if the Listing Date occurs on or prior to February 2, 2021, the Distribution Rate shall be the (1) the Initial Rate from and after the Listing Date until the Reset Date and (2) the Standard Reset Rate from and after the Reset Date (provided further that, if the Listing Date does not occur within six months following the First Triggering Event, the Distribution Rate shall be 7.75% from and after the Reset Date); or
(iv)    if the Second Triggering Event occurs, 8.05% from and after August 2, 2021 until the Reset Date and, 8.25% from and after the Reset Date.

Exhibit 10.1

“Excepted Transaction” means a merger, sale of all or substantially all of the voting securities or assets or similar transaction (i) between or among the General Partner and one or more affiliates of GCC or other REITs managed directly or indirectly by GCC or (ii) in which the General Partner becomes internally managed by a substantial number of the GCC real estate management team or by Persons that were or are affiliates of GCC.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“First Triggering Event” will be deemed to have occurred if the Listing Date has not occurred by August 1, 2020.
“First Issuance Date” means the first date on which any Series A Preferred Units are issued.
“GCC” means Griffin Capital Company, LLC.
“Liquidation Amount” means $25.00 per Series A Preferred Unit.
“Listing Date” means the effective date of the listing by the General Partner at the General Partner’s election of either REIT Shares or the Series A Preferred Stock on a National Securities Exchange.
“National Securities Exchange” means any securities exchange registered with the Securities and Exchange Commission pursuant to Section 6 of the Exchange Act.
“Person” means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.
“Redemption Fee” means a fee comprising 1.5% of the Redemption Price.
“Second Issuance” means an issuance of any Series A Preferred Units that occurs after the First Issuance Date.
“Second Issuance Date” means the date on which the Second Issuance occurs.
“Second Triggering Event” will be deemed to have occurred if the Listing Date has not occurred by August 1, 2021.